Exhibit 99.2

Kite Realty Group Trust

Quarterly Financial Supplement

December 31, 2005

Investor Relations
Daniel R. Sink, CFO
30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204
317.577.5600
www.kiterealty.com

SUPPLEMENTAL INFORMATION – DECEMBER 31, 2005

PAGE NO.	TABLE OF CONTENTS
3	Corporate Profile
4	Contact Information
5	Important Notes
6	Corporate Structure Chart
7	Condensed Consolidated and Combined Balance Sheets
8	Consolidated Statements of Operations For the Quarter Ended December 31
9	Consolidated and Combined Statements of Operations For Year-to-Date Ended December 31
10	Funds From Operations and Other Financial Information For the Quarter Ended December 31
11	Funds From Operations and Other Financial Information For Year-to-Date Ended December 31
12	Market Capitalization
13	Net Operating Income
14	Summary of Outstanding Debt
15	Schedule of Outstanding Debt
18	Joint Venture Summary
19	Condensed Combined Balance Sheets of Unconsolidated Properties
20	Condensed Combined Statements of Operations of Unconsolidated Properties For the Three and Twelve Months Ended December 31
21	Top 10 Retail Tenants by Gross Leaseable Area
22	Top 25 Tenants by Annualized Base Rent
23	Lease Expirations – Operating Portfolio
24	Lease Expirations – Retail Anchor Tenants
25	Lease Expirations – Retail Shops
26	Lease Expirations – Commercial Tenants
27	Summary Retail Portfolio Statistics
28	Summary Commercial Portfolio Statistics
29	Development Pipeline
30	Geographic Diversification – Operating Portfolio
31	Operating Retail Properties
33	Operating Commercial Properties
34	Retail Operating Portfolio – Tenant Breakdown
35	2005 Acquisitions of Operating Properties

Kite Realty Group Supplemental Financial and Operating Statistics – 12/31/05

CORPORATE PROFILE

General Description

Kite Realty Group Trust commenced operations in August 2004 as the successor to certain businesses of Kite Property Group, a nationally recognized real estate owner and developer. We are a full service, vertically integrated real estate company focused primarily on the development, construction, acquisition, ownership and operation of high quality neighborhood and community shopping centers in selected growth markets in the United States. As of December 31, 2005, we owned interests in 45 operating properties totaling approximately 6.7 million square feet and interests in 14 properties under development anticipated to total 1.8 million square feet. We are organized as a real estate investment trust (“REIT”) for federal income tax purposes.

Our strategy is to maximize the cash flow of our operating properties, successfully complete the construction and lease-up of our development portfolio and identify additional growth opportunities in the form of new developments and acquisitions. New investments are focused in the shopping center sector, although we may selectively pursue commercial development or acquisition opportunities in markets where we currently operate and where we believe we can leverage existing infrastructure and relationships to generate attractive risk adjusted returns.

Company Highlights (as of December 31, 2005)

•	Operating Retail Properties	40
•	Operating Commercial Properties	5
•	Total Properties Under Development	14
•	States	9
•	Total GLA/NRA (operating)	6,723,592
•	Owned GLA/NRA (operating)	5,060,310
•	Percentage of Owned GLA Leased – Retail	95.3%
•	Percentage of Owned NRA Leased – Commercial	97.3%
•	Total Employees	95

Stock Listing

New York Stock Exchange symbol: KRG

CONTACT INFORMATION

Corporate Office

30 South Meridian Street, Suite 1100
Indianapolis, IN 46204
1-888-577-5600
317-577-5600
www.kiterealty.com

Investor Relations Contacts:

Daniel R. Sink, Chief Financial Officer
Kite Realty Group Trust
30 South Meridian Street, Suite 1100
Indianapolis, IN 46204
(317) 577-5609
dsink@kiterealty.com

The Ruth Group
Stephanie Carrington
(646) 536-7017

Transfer Agent:

LaSalle Bank, National Association
135 South LaSalle Street
Chicago, IL 60603-3499
(312) 904-2000

Stock Specialist:

Van der Moolen Specialists USA, LLC
45 Broadway
32nd Floor
New York,
NY 10006
(646) 576-2707

Analyst Coverage:

Goldman, Sachs & Co.
Mr. Carey Callaghan
(212) 902-4351
carey.callaghan@gs.com

Harris Nesbitt
Mr. Paul E. Adornato, CFA
(212) 885-4170
paul.adornato@harrisnesbitt.com

KeyBanc Capital Markets
Mr. Richard C. Moore II, CFA
(216) 443-2815
rcmoore@keybanccm.com

Lehman Brothers
Mr. David Harris
(212) 526-1790
dharris4@lehman.com

Raymond James
Mr. Paul Puryear
(727) 567-2253
paul.puryear@raymondjames.com

Stifel, Nicholas & Company, Inc.
Mr. David M. Fick, CPA
(410) 454-5018
dmfick@stifel.com

Wachovia Securities
Mr. Jeffrey J. Donnelly, CFA
(617) 603-4262
jeff.donnelly@wachovia.com

IMPORTANT NOTES

Interim Information

This Quarterly Financial Supplement contains historical information of Kite Realty Group Trust (the “Company”) and Kite Property Group (the “Predecessor”) and is intended to supplement the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which should be read in conjunction with this package. The supplemental information is unaudited, although it reflects all adjustments which, in the opinion of management, are necessary for a fair presentation of operating results for the interim periods.

Forward-Looking Statements

This supplemental information package contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•      national and local economic, business, real estate and other market conditions;

•      the ability of tenants to pay rent;

•      the competitive environment in which the Company operates;

•      financing risks;

•      property management risks;

•      the level and volatility of interest rates;

•      financial stability of tenants;

•      the Company’s ability to maintain its status as a REIT for federal income tax purposes;

•      acquisition, disposition, development and joint venture risks;

•      potential environmental and other liabilities;

•      other factors affecting the real estate industry generally; and

•      other risks identified in reports the Company files with the Securities and Exchange Commission (the “SEC”) or in other documents that it publicly disseminates.

The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Funds From Operations

Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. We calculate FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (NAREIT), which we refer to as the White Paper. The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Given the nature of our business as a real estate owner and operator, we believe that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with generally accepted accounting principles (“GAAP”)) as an indicator of our financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, and is not indicative of funds available to fund our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

Net Operating Income

Net operating income (“NOI”) is provided here as a supplemental measure of operating performance. NOI is defined as property revenues less property operating expenses, excluding depreciation and amortization, interest expense and other items. We believe that this presentation of NOI is helpful to investors as a measure of its operational performance because it is widely used in the real estate industry to measure the performance of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods and book value of assets. We also believe NOI helps our investors to meaningfully compare the results of our operating performance from period to period by removing the impact of our capital structure (primarily interest expense on our outstanding indebtedness) and depreciation of our basis in our assets from our operating results. NOI should not, however, be considered as an alternative to net income (calculated in accordance with GAAP) as an indicator of our financial performance.

Basis for Presentation

Kite Realty Group Trust commenced operations on August 16, 2004 upon completion of its initial public offering. Prior to that date, the entities that owned the properties and service companies that we acquired as part of our formation transactions were under the common control of Al Kite, John Kite and Paul Kite (the “Principals”). Certain line items in the accompanying financial information in the period beginning August 16, 2004 may not be comparable to prior periods due to acquisitions, including the purchase of minority partner and joint venture interests of the properties previously accounted for under the equity method.

CORPORATE STRUCTURE CHART – DECEMBER 31, 2005

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31, 2005	December 31, 2004
Assets:
Investment properties, at cost:
Land	$172,509,684	$115,806,345
Land held for development	51,340,820	10,454,246
Buildings and improvements	484,943,739	365,043,023
Furniture, equipment and other	5,861,890	5,587,052
Construction in progress	65,903,868	48,321,482
	780,560,001	545,212,148
Less: accumulated depreciation	(41,747,854)	(24,133,716)
	738,812,147	521,078,432

Cash and cash equivalents	15,208,835	10,103,176
Tenant receivables, including accrued straight-line rent, net of allowance for bad debts	11,302,923	5,763,831
Other receivables	6,082,511	5,588,053
Investments in unconsolidated entities, at equity	1,303,919	155,495
Escrow deposits	6,718,198	4,497,337
Deferred costs, net	17,302,231	15,264,271
Prepaid and other assets	2,499,042	1,093,176
Total Assets	$799,229,806	$563,543,771
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness	$375,245,837	$283,479,363
Cash distributions and losses in excess of net investment in unconsolidated entities, at equity	—	837,083
Accounts payable and accrued expenses	30,739,358	17,708,887
Deferred revenue	25,272,616	34,836,430
Minority interest	4,847,801	59,735
Total liabilities	436,105,612	336,921,498

Commitments and Contingencies

Limited Partners’ interests in operating partnership	84,244,814	68,423,213

Shareholders’ Equity:
Preferred shares, $.01 par value, 40,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 200,000,000 shares authorized, 28,555,187 shares and 19,148,267 shares issued and outstanding at December 31, 2005 and 2004, respectively	285,552	191,483
Additional paid in capital and other	288,976,562	164,532,227
Unearned compensation	(808,015)	(806,879)
Other comprehensive income	427,057	—
Accumulated deficit	(10,001,776)	(5,717,771)
Total shareholders’ equity	278,879,380	158,199,060
Total Liabilities and Shareholders’ Equity	$799,229,806	$563,543,771

CONSOLIDATED STATEMENTS OF OPERATIONS – QUARTER (UNAUDITED)

	Three Months Ended December 31,
	2005	2004
Revenue:
Minimum rent	$14,931,419	$10,836,178
Tenant reimbursements	4,054,644	1,871,803
Other property related revenue	3,589,029	2,014,392
Construction and service fee revenue	11,574,125	7,471,746
Other income, net	65,205	13,526
Total revenue	34,214,422	22,207,645
Expenses:
Property operating	4,230,328	2,548,677
Real estate taxes	2,480,709	1,342,456
Cost of construction and services	10,515,575	6,938,833
General, administrative, and other	1,706,050	1,200,560
Depreciation and amortization	6,175,623	6,036,750
Total expenses	25,108,285	18,067,276

Operating income	9,106,137	4,140,369

Interest expense	4,411,460	3,186,662
Income tax expense of taxable REIT subsidiary	809,178	—
Minority interest income	(550,599)	(102,150)
Equity in earnings (loss) of unconsolidated entities	(26,225)	81,183

Income from continuing operations	3,308,675	932,740

Operating income from discontinued operations	250,055	240,800
Gain on sale of operating property	7,212,402	—
Limited partners’ interest in operating partnership	(2,883,132)	(352,065)
Net income	$7,888,000	$821,475

Income per common share – basic:
Continuing operations	$0.09	$0.03
Discontinued operations	0.19	0.01
	$0.28	$0.04
Income per common share – diluted:
Continuing operations	$0.09	$0.03
Discontinued operations	0.19	0.01
	$0.28	$0.04

Weighted average Common Shares outstanding – basic	28,105,820	19,148,267
Weighted average Common Shares outstanding – diluted	28,219,941	19,277,703

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS – YEAR-TO-DATE (UNAUDITED)

	The Company		The Predecessor	Combined
	Year Ended December 31, 2005	Period August 16, 2004 through December 31, 2004	Period January 1, 2004 through August 15, 2004	Period January 1, 2004 through December 31, 2004
Revenue:
Minimum rent	$54,984,632	$15,000,146	$9,788,131	$24,788,277
Tenant reimbursements	11,951,557	2,637,232	1,662,576	4,299,808
Other property related revenue	7,355,018	2,087,256	1,373,503	3,460,759
Construction and service fee revenue	25,170,541	9,333,868	5,257,201	14,591,069
Other income, net	215,422	30,446	110,819	141,265
Total revenue	99,677,170	29,088,948	18,192,230	47,281,178
Expenses:
Property operating	12,343,345	3,666,845	4,032,973	7,699,818
Real estate taxes	7,458,563	1,927,252	1,408,858	3,336,110
Cost of construction and services	22,135,593	8,786,999	4,405,160	13,192,159
General, administrative, and other	5,327,735	1,780,579	1,477,112	3,257,691
Depreciation and amortization	21,791,136	7,661,113	3,270,526	10,931,639
Total expenses	69,056,372	23,822,788	14,594,629	38,417,417

Operating income	30,620,798	5,266,160	3,597,601	8,863,761

Interest expense	18,089,421	4,449,268	4,556,901	9,006,169
Loan prepayment penalties and expenses	—	1,671,449	—	1,671,449
Income tax expense of taxable REIT subsidiary	1,041,463	—	—	—
Minority interest (income) loss	(1,267,122)	(125,800)	214,887	89,087
Equity in earnings of unconsolidated entities	252,511	134,097	163,804	297,901
Income (loss) from continuing operations	10,475,303	(846,260)	(580,609)	(1,426,869)
Operating income from discontinued operations	1,077,433	366,970	388,229	755,199
Gain on sale of operating property	7,212,402	—	—
Limited partners’ interest in operating partnership	(5,329,298)	146,968	—	146,968
Net income (loss)	$13,435,840	$(332,322)	$(192,380)	$(524,702)

Income (loss) per common share – basic:
Continuing operations	$0.35	$(0.03)
Discontinued operations	0.28	0.01
	$0.63	$(0.02)
Income (loss) per common share – diluted:
Continuing operations	$0.35	$(0.03)
Discontinued operations	0.27	0.01
	$0.62	$(0.02)
Weighted average Common Shares outstanding – basic	21,406,980	18,727,977
Weighted average Common Shares outstanding – diluted	21,520,061	18,857,413

FUNDS FROM OPERATIONS AND OTHER FINANCIAL INFORMATION – QUARTER

	Three Months Ended December 31,
	2005	2004
Funds From Operations:
Net income	$7,888,000	$821,475
Less: gain on sale of operating property	(7,212,402)	—
Add Limited Partners’ interests	2,883,132	352,065
Add depreciation and amortization of consolidated entities and discontinued
operations, net of minority interest	6,228,735	6,143,329
Add depreciation and amortization of unconsolidated entities	145,435	69,781
Funds From Operations of the Kite Portfolio	9,932,900	7,386,650

Less Limited Partners’ interests	(2,258,775)	(2,267,850)
Funds From Operations allocable to the Company	$7,674,125	$5,118,800

Basic FFO per share of the Kite Portfolio	$0.27	$0.27
Diluted FFO per share of the Kite Portfolio	$0.27	$0.27

Basic weighted average Common Shares outstanding	28,105,820	19,148,267
Diluted weighted average Common Shares outstanding	28,219,941	19,277,703

Basic weighted average Common Shares and Units outstanding	36,724,484	27,430,149
Diluted weighted average Common Shares and Units outstanding	36,838,605	27,559,585

Other Financial Information:
Recurring Capital Expenditures
Tenant improvements	$1,117,996
Leasing commissions	98,742
Capital improvements	46,038
Scheduled debt principal payments	598,400
Straight line rent	234,458
Market rent amortization income from acquired leases	838,560
Market debt adjustment	359,386
Capitalized interest	1,335,430

FUNDS FROM OPERATIONS AND OTHER FINANCIAL INFORMATION –YEAR-TO-DATE

		Year Ended December 31, 2004
	The Company		The Predecessor	Combined
	Year Ended December 31, 2005	Period August 16, 2004 through December 31, 2004	Period January 1, 2004 through August 15, 2004	Period January 1, 2004 through December 31, 2004

Funds From Operations:
Net income (loss)	$13,435,840	$(332,322)	$(192,380)	$(524,702)
Less: gain on sale of operating property	(7,212,402)
Add Limited Partners’ interests	5,329,298	(146,968)	—	(146,968)
Add depreciation and amortization of consolidated entities and discontinued operations, net of minority interest	22,124,355	7,816,339	3,563,176	11,379,515
Add depreciation and amortization of unconsolidated entities	344,600	103,518	493,571	597,089
Deduct minority interest(1)	—	(24,106)	(214,887)	(238,993)
Add joint venture partners’ interests in net income of unconsolidated entities(1)	—	—	288,675	288,675
Add joint venture partners’ interests in depreciation and amortization of unconsolidated entities(1)	—	—	519,277	519,277
Funds From Operations of the Kite Portfolio	34,021,691	7,416,461	4,457,432	11,873,893

Less minority interest	—	—	214,887	214,887
Less minority interest share of depreciation and amortization	—	—	(1,014,248)	(1,014,248)
Less joint venture partners’ interests in net income of unconsolidated entities	—	—	(288,675)	(288,675)
Less joint venture partners’ interests in depreciation and amortization of unconsolidated entities	—	—	(519,277)	(519,277)
Less Limited Partners’ interests	(9,629,945)	(2,276,853)	—	(2,276,853)
Funds From Operations allocable to the Company	$24,391,746	$5,139,608	$2,850,119	$7,989,727
Basic FFO per share of the Kite Portfolio	$1.14	$0.27
Diluted FFO per share of the Kite Portfolio	$1.13	$0.26

Basic weighted average Common Shares outstanding	21,406,980	18,727,977
Diluted weighted average Common Shares outstanding	21,520,061	19,857,413

Basic weighted average Common Shares and Units outstanding	29,903,174	27,009,859
Diluted weighted average Common Shares and Units outstanding	30,016,255	28,139,295

Other Financial Information:
Recurring Capital Expenditures
Tenant improvements	$1,361,987
Leasing commissions	224,936
Capital improvements	465,705
Scheduled debt principal payments	2,569,238
Straight line rent	1,672,710
Market rent amortization income from acquired leases	3,488,609
Market debt adjustment	1,437,545
Capitalized interest	3,507,372

(1)   2004 amounts represent the minority and joint venture partners’ interests acquired in connection with the Company’s initial public offering and related formation transactions.

MARKET CAPITALIZATION AS OF DECEMBER 31, 2005

	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Total Common Shares Outstanding	76.8%	$28,555,187
Operating Partnership (“OP”) Units	23.2%	8,618,664
Combined Common Shares and OP Units	100.0%	37,173,851

Market Price at December 31, 2005		$15.47
Total Equity Capitalization		$575,079,475	60%

Debt Capitalization:

Company Outstanding Debt		$375,245,837
Pro-rata Share of Joint Venture Debt		8,565,990
Total Debt Capitalization		383,811,827	40%

Total Market Capitalization		$958,891,302	100%

NET OPERATING INCOME

	Three Months Ended				Twelve Months Ended December 31, 2005
	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005

Revenue:
Minimum rent	$14,931,419	$14,176,125	$13,346,461	$12,530,627	$54,984,632
Tenant reimbursements	4,054,644	2,401,869	2,871,856	2,623,188	11,951,557
Other property related revenue (1)	3,589,029	2,409,900	407,589	948,500	7,355,018
Other income, net	65,205	57,759	79,894	12,564	215,422

	22,640,297	19,045,653	16,705,800	16,114,879	74,506,629
Expenses:
Property operating	4,230,328	2,933,662	2,451,266	2,728,089	12,343,345
Real estate taxes	2,480,709	1,604,623	1,874,849	1,498,382	7,458,563

	6,711,037	4,538,285	4,326,115	4,226,471	19,801,908

Net Operating Income – Properties	15,929,260	14,507,368	12,379,685	11,888,408	54,704,721
Other Income (Expense):
Construction and service fee revenue(2)	11,574,125	4,916,773	5,590,667	3,088,976	25,170,541
Cost of construction and services(2)	(10,515,575)	(4,320,679)	(4,390,955)	(2,908,384)	(22,135,593)
General, administrative, and other	(1,706,050)	(1,112,314)	(1,277,102)	(1,232,269)	(5,327,735)
Depreciation and amortization	(6,175,623)	(5,439,606)	(5,356,576)	(4,819,331)	(21,791,136)

	(6,823,132)	(5,955,826)	(5,433,966)	(5,871,008)	(24,083,923)

Earnings Before Interest and Taxes	9,106,137	8,551,542	6,945,719	6,017,400	30,620,798
Interest expense	4,411,460	5,176,657	4,742,869	3,758,435	18,089,421
Income tax expense of taxable REIT subsidiary	809,178	232,285	—	—	1,041,463
Minority interest income	(550,599)	(623,574)	(51,930)	(41,019)	(1,267,122)
Equity in earnings (loss) of unconsolidated entities	(26,225)	76,385	126,556	75,795	252,511
Limited partners’ interests in operating partnership	(2,883,132)	(881,407)	(779,669)	(785,090)	(5,329,298)

Income From Continuing Operations	425,543	1,714,004	1,497,807	1,508,651	5,146,005
Operating income from discontinued operations	250,055	268,237	253,132	306,009	1,077,433
Gain on sale of operating property	7,212,402	—	—	—	7,212,402

Net income (loss)	$7,888,000	$1,982,241	$1,750,939	$1,814,660	$13,435,840

(1)   Twelve months ended 12/31/05 includes land sale revenue of $5.4 million (before tax and minority interest)

(2)   Three months and twelve months ended December 31, include proceeds and costs from sale of development property (before minority interest) of $5.4 million and $4.1 million, respectively.

SUMMARY OF OUTSTANDING DEBT(1)

TOTAL DEBT OUTSTANDING AS OF DECEMBER 31, 2005

	Outstanding Amount	Ratio	Weighted Average Interest Rate	Weighted Average Maturity (in years)
Fixed Rate Debt:
Consolidated	$203,782	53%	6.29%	6.7
Unconsolidated	8,566	2%	6.61%	6.4
Floating Rate Debt (Hedged) (2)	65,000	17%	5.57%	1.3
Total Fixed Rate Debt	277,348	72%	6.13%	5.4
Variable Rate Debt:(3)
Construction Loans	70,654	19%	6.06%	0.9
Other Variable	98,109	26%	5.81%	1.7
Floating Rate Debt (Hedged) (2)	(65,000)	-17%	-5.83%	-1.4
Total Variable Rate Debt	103,763	28%	5.97%	1.4
Net Premiums	2,701	N/A	N/A	N/A
Total	$383,812	100%	6.09%	4.3

SCHEDULE OF MATURITIES BY YEAR AS OF DECEMBER 31, 2005

	Mortgage Debt		Secured Revolving Credit Facility	Construction Loans	Total Consolidated Outstanding Debt	KRG Share Of Unconsolidated Mortgage Debt	Total Consolidated and Unconsolidated
	Annual Maturity	Term Maturities
2006	2,467	17,418	0	49,520	69,405	191	69,596
2007	2,703	0	92,950	8,582	104,235	205	104,440
2008	2,652	8,292	0	12,552	23,496	218	23,714
2009	2,782	27,452	0	0	30,234	2,211	32,445
2010	2,811	0	0	0	2,811	97	2,908
2011	2,648	19,655	0	0	22,303	103	22,406
2012	2,113	35,355	0	0	37,468	110	37,578
2013	1,999	4,027	0	0	6,026	5,431	11,457
2014	1,592	27,567	0	0	29,159	0	29,159
2015	1,104	38,301	0	0	39,405	0	39,405
2016 and beyond	3,571	4,432	0	0	8,003	0	8,003
Net Premiums	0	0	0	0	2,701	0	2,701
Total	$26,442	$182,499	$92,950	$70,654	$375,246	$8,566	$383,812

(1)   Dollars in thousands.

(2)   These debt obligations are hedged by interest rate swap agreements.

(3)   Variable Rate Debt % net of swap transactions:

- Construction	14%	$55,654
- Other Variable	13%	48,109	(Includes debt on acquisition land held for development)
	27%	$103,763

SCHEDULE OF OUTSTANDING DEBT(1)

CONSOLIDATED DEBT AS OF DECEMBER 31, 2005

	Lender/Servicer	Interest Rate	Maturity Date	Balance as of 12/31/05	Monthly Debt Service as of 12/31/05
Fixed Rate Debt:
50th & 12th	Wachovia Bank	5.67%	11/11/2014	$4,637	$27
176th & Meridian	Wachovia Bank	5.67%	11/11/2014	4,213	25
Boulevard Crossing	Wachovia Bank	5.11%	12/11/2009	12,486	69
Centre at Panola, Phase I	JP Morgan Chase	6.78%	1/1/2022	4,312	37
Corner Shops, The	Sun Life Assurance Co.	7.65%	7/1/2011	1,866	17
Fox Lake Crossing	Wachovia Bank	5.16%	7/1/2012	12,125	69
Indian River Square	Wachovia Bank	5.42%	6/11/2015	13,300	60
Indiana State Motor Pool	Old National	5.38%	3/24/2008	4,064	18
International Speedway Square	Lehman Brothers Bank	7.17%	3/11/2011	19,694	139
Plaza at Cedar Hill	GECC	7.38%	2/1/2012	26,994	193
Plaza Volente	Wachovia Bank	5.42%	6/11/2015	28,680	130
Preston Commons	Wachovia Bank	5.90%	3/11/2013	4,591	28
Ridge Plaza	Wachovia Bank	5.15%	10/11/2009	16,729	93
Sunland Towne Centre(2)	Nomura Asset Capital	8.85%	1/11/2006	17,418	155
Thirty South	CS First Boston	6.09%	1/11/2014	22,982	142
Whitehall Pike	Banc One Capital Funding	6.71%	7/5/2018	9,691	77
Subtotal				$203,782	$1,279

	Lender	Interest Rate	Maturity Date	Balance as of 12/31/05	Monthly Debt Service as of 12/31/05
Floating Rate Debt (Hedged):
Collateral Pool Properties(3)	KeyBank	5.65%	8/1/2007	35,000	165
Collateral Pool Properties(3)	KeyBank	5.38%	8/1/2007	15,000	67
Cool Creek Commons(4)	LaSalle Bank	5.59%	5/1/2006	15,000	72
Subtotal				$65,000	$304
TOTAL CONSOLIDATED FIXED RATE DEBT				$268,782	$1,583
TOTAL NET PREMIUMS (FAS 141)				$2,701

	Lender	Interest Rate(5)	Maturity Date	Balance as of 12/31/05
Variable Rate Debt:
Mortgages
Fishers Station Shops(6)	National City Bank	LIBOR + 275	9/1/2008	5,159
Subtotal				$5,159

(1)          Dollars in thousands.

(2)          This loan was refinanced in January to a 90-day, senior, unsecured term loan with KeyBank. The interest rate is LIBOR plus 185 basis points.

(3)          The Company entered into $35 and $15 million fixed rate swap agreements which are designated as hedges against the revolving credit facility.

(4)          The Company entered into a $15 million fixed rate swap agreement which is designated as a hedge against the Cool Creek Commons construction loan. 5 At December 31, 2005, one-month LIBOR and Prime interest rates were 4.39% and 7.25%, respectively.

(6)          The Company has a 25% interest in this property. This loan is guaranteed by Kite Realty Group, LP.

	Servicer	Interest Rate (2)	Maturity Date	Total Commitment	Balance as of 12/31/05
Variable Rate Debt: Construction Loans
Beacon Hill Shopping Center(3)	Fifth Third Bank	LIBOR + 150	9/30/07	$34,800	$4,111
Cool Creek Commons(4)	LaSalle Bank	LIBOR + 175	4/30/06	17,025	16,895
Estero Town Center(5)	Wachovia Bank	LIBOR + 165	4/1/08	20,460	7,805
Geist Pavilion	The National Bank of Indianapolis and Busey Bank	LIBOR + 165	4/1/06	10,057	7,762

Red Bank Commons	Huntington Bank	LIBOR + 165	4/1/06	4,960	4,425
Naperville Marsh	LaSalle Bank	LIBOR + 165	6/30/06	11,650	11,622
Naperville Marketplace	LaSalle Bank	LIBOR + 175	6/30/07	14,400	4,471
Sandifur Plaza(6)	LaSalle Bank	LIBOR + 165	12/31/06	5,500	1,220
Tarpon Springs Plaza	Wachovia Bank	LIBOR + 175	4/1/08	20,000	4,747
Traders Point II	Huntington Bank	LIBOR + 165	6/28/06	9,587	7,596
Subtotal				$148,439	$70,654

	Lender	Interest Rate (8)	Maturity Date	Total Available as of 12/31/05	Balance as of 12/31/05
Line of Credit
Collateral Pool Properties: (7) (8) (9)	Wachovia Bank	LIBOR + 135	8/31/07	$117,096	$92,950
Floating Rate Debt (Hedged)
Collateral Pool Properties(8)	KeyBank	LIBOR + 135	8/31/07		(35,000)
Collateral Pool Properties(8)	KeyBank	LIBOR + 135	8/31/07		(15,000)
Cool Creek Commons(4)	LaSalle Bank	LIBOR + 175	4/30/06		(15,000)
Subtotal					$(65,000)
Total Consolidated Variable Rate Debt					$103,763
TOTAL CONSOLIDATED DEBT PER FINANCIAL STATEMENT					$375,246

(1)          Dollars in thousands.

(2)          At December 31, 2005, one-month LIBOR and Prime interest rates were 4.39% and 7.25%, respectively.

(3)          The Company has a preferred return then a 50% interest. This loan is guaranteed by Kite Realty Group, LP.

(4)          The Company entered into a $15 million fixed rate swap agreement which is designated as a hedge against the Cool Creek construction loan.

(5)          The Company has a preferred return then a 40% interest. This loan is guaranteed by Kite Realty Group, LP.

(6)          The Company has a 80% interest in the Walgreens and 95% in the shops. This loan is guaranteed by Kite Realty Group, LP.

(7)          There are currently fifteen properties encumbered under the line of credit and thirty-three unencumbered properties and available to expand borrowings under the line. The major unencumbered properties include: 50 S. Morton, Bolton Plaza, Centre at Panola Phase II, Circuit City Plaza, Fishers Station Marsh, Frisco Bridges, Greyhound Commons, Market Street Village, Martinsville Shops, Shops at Otty, Sunland II, Traders Point, Wal-Mart Plaza, Weston Park.

(8)          The Company entered into $35 and $15 million fixed rate swap agreements which are designated as hedges against the revolving credit facility.

(9)          The total amount available for borrowing under the line is $117,096, of which $92,950 was outstanding at 12/31/2005.

UNCONSOLIDATED DEBT AS OF DECEMBER 31, 2005(2)

	Lender	Interest Rate	Maturity Date	Balance as of 12/31/05	Monthly Debt Service as of 12/31/05
Fixed Rate
The Centre	Sun Life	6.99%	6/1/2009	$4,161	$40
Spring Mill Medical	LaSalle Bank	6.45%	9/1/2013	12,139	78

TOTAL UNCONSOLIDATED DEBT				$16,300	$118
JOINT VENTURE PARTNERS’ SHARE OF TOTAL UNCONSOLIDATED DEBT				(7,734)
KRG’s SHARE OF TOTAL UNCONSOLIDATED DEBT				$8,566

TOTAL KRG CONSOLIDATED DEBT				$375,246
TOTAL KRG UNCONSOLIDATED DEBT				8,566
TOTAL KRG DEBT				$383,812

(1)          Dollars in thousands.

(2)          The Company owns a 50% interest in Spring Mill Medical and a 60% interest in The Centre.

JOINT VENTURE SUMMARY – UNCONSOLIDATED PROPERTIES

The Company owns the following two unconsolidated properties with joint venture partners:

Property	Percentage Owned by the Company
The Centre	60%
Spring Mill Medical	50%

CONDENSED COMBINED BALANCE SHEETS OF UNCONSOLIDATED PROPERTIES

(THE CENTRE AND SPRING MILL MEDICAL)

(Unaudited)

	December 31, 2005	December 31, 2004
Assets:
Investment properties, at cost Land	$2,552,075	$2,552,075
Buildings and improvements	14,566,616	14,493,799
Furniture and equipment	3,290	—

	17,121,981	17,045,874
Less: accumulated depreciation	(2,793,109)	(2,338,829)
	14,328,872	14,707,045
Cash and cash equivalents	902,443	601,423
Tenant receivables, including accrued straight line rent	140,124	254,883
Other receivables	—	5,661
Deferred costs, net	670,319	768,825
Prepaid and other assets	—	4,870
Total Assets	$16,041,758	$16,342,707
Liabilities and Accumulated Equity (Deficit):
Mortgage and other indebtedness	$16,299,855	$16,609,675
Accounts payable and accrued expenses	524,792	458,289
Due to affiliate	—	—
Total Liabilities	16,824,677	17,067,964

Accumulated equity (deficit)	(782,889)	(725,257)
Total Liabilities and Accumulated Equity (Deficit)	$16,041,758	$16,342,707

CONDENSED COMBINED STATEMENTS OF OPERATIONS OF UNCONSOLIDATED PROPERTIES

(THE CENTRE AND SPRING MILL MEDICAL)

(Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31,
	2005	2004	2005	2004

Total Revenue	$797,840	$863,582	$3,350,730	$3,267,976

Expenses:
Property operating and other	293,351	294,364	1,153,040	1,146,763

Depreciation and amortization	128,871	133,341	510,127	519,340

Total expenses	422,222	427,705	1,663,167	1,666,103

Operating income	375,618	435,877	1,687,563	1,601,873

Interest expense	278,645	290,929	1,116,199	1,159,371

Net income	$96,973	$144,948	$571,364	$442,502

TOP 10 RETAIL TENANTS BY GROSS LEASEABLE AREA (GLA)

AS OF DECEMBER 31, 2005

This Table Includes The Following:

•                 Operating Retail Properties

•                 Operating Commercial Properties

•                 Development Property Tenants open for business as of December 31, 2005

Tenant	Number of Locations	Total GLA	Number of Leases	Company Owned GLA	Number of Anchor Owned Locations	Anchor Owned GLA
Lowe’s Home Center	7	919,630	1	128,997	6	790,633
Wal-Mart	3	459,649	2	234,649	1	225,000
Federated Department Stores	1	237,455	1	237,455	0	0
Marsh Supermarkets(1)	3	194,902	3	194,902	0	0
Circuit City	4	132,352	4	132,352	0	0
Dominick’s	2	131,613	2	131,613	0	0
Publix	3	129,357	3	129,357	0	0
Dick’s Sporting Goods	2	126,672	2	126,672	0	0
Kmart	1	110,875	1	110,875	0	0
Burlington Coat Factory	1	107,400	1	107,400	0	0
Total	27	2,549,905	20	1,534,272	7	1,015,633

(1)          Includes the Marsh Supermarket at Naperville Marketplace, which is owned by a taxable REIT subsidiary and which KRG is marketing for sale.

TOP 25 TENANTS BY ANNUALIZED BASE RENT(2)

AS OF DECEMBER 31, 2005

This Table Includes The Following:

•                 Operating Retail Properties

•                 Operating Commercial Properties

•                 Development Property Tenants open for business as of December 31, 2005

Tenant	Type of Property	Number of Locations	Leased GLA/NRA	% of Owned GLA/NRA of the Portfolio	Annualized Base Rent (1),(2)	Annualized Base Rent per Sq. Ft.	% of Total Portfolio Annualized Base Rent

Circuit City	Retail	4	132,352	2.6%	$1,930,110	$14.58	3.3%
State of Indiana	Commercial	3	210,393	4.0%	$1,663,733	$7.91	2.8%
Eli Lilly	Commercial	1	99,542	2.0%	$1,642,443	$16.50	2.8%
Marsh Supermarkets(5)	Retail	2	124,902	2.4%	$1,633,958	$13.08	2.8%
Dominick’s	Retail	2	131,613	2.6%	$1,411,728	$10.73	2.4%
Dick’s Sporting Goods	Retail	2	126,672	2.5%	$1,220,000	$9.63	2.1%
HEB	Retail	1	105,000	2.1%	$1,155,000	$11.00	2.0%
Walgreen’s	Retail	3	39,070	0.8%	$1,031,023	$26.39	1.7%
Bed Bath & Beyond	Retail	3	85,895	1.7%	$1,021,921	$11.90	1.7%
Lowe’s Home Center	Retail	1	128,997	2.5%	$1,014,000	$7.86	1.7%
Publix	Retail	3	129,357	2.5%	$989,361	$7.65	1.7%
Wal-Mart	Retail	2	234,649	4.5%	$930,927	$3.97	1.6%
Ross Stores	Retail	3	87,656	1.7%	$884,301	$10.09	1.5%
Office Depot	Retail	3	84,372	1.7%	$873,089	$10.35	1.5%
Kmart	Retail	1	110,875	2.2%	$850,379	$7.67	1.4%
University Medical Diagnostics Associates(3)	Commercial	1	32,256	0.6%	$844,402	$26.18	1.4	%(3)
Old Navy	Retail	4	85,420	1.7%	$824,758	$9.66	1.4%
Winn-Dixie(4)	Retail	2	103,406	2.0%	$806,266	$7.80	1.4%
Kerasotes	Retail	2	43,050	0.8%	$776,496	$18.04	1.3%
A & P	Retail	1	58,732	1.2%	$763,516	$13.00	1.3%
Shoe Pavilion	Retail	1	31,396	0.6%	$722,108	$23.00	1.2%
City Securities	Commercial	1	34,949	0.7%	$694,900	$19.88	1.2%
Indiana University Healthcare Associates	Commercial	1	31,175	0.6%	$622,201	$19.96	1.0	%(3)
Bealls	Retail	2	79,611	1.6%	$576,000	$7.24	1.0%
Petsmart	Retail	2	50,909	1.0%	$537,095	$10.55	0.9%
Total			2,382,249	46.6%	$25,419,715	$10.67	43.1%

(1)          Annualized base rent represents the monthly contractual rent for December 2005 for each applicable tenant multiplied by 12.

(2)          Excludes tenants at development properties which are Build-to-Suits for sale.

(3)          Property held in unconsolidated joint venture. Annualized base rent is reflected at 100 percent.

(4)          In February 2005, Winn-Dixie Stores, Inc. filed a petition for Chapter 11 bankruptcy to reorganize its business operations. As of December 31, 2005, Winn-Dixie has not announced plans to close the stores at the Company’s properties, nor has it rejected either lease.

(5)          Excludes the Marsh Supermarket at Naperville Marketplace, which is owned by a taxable REIT subsidiary and which KRG is marketing for sale.

LEASE EXPIRATIONS – OPERATING PORTFOLIO(1)

This Table Includes The Following:

•                 Operating Retail Properties

•                 Operating Commercial Properties

•                 Development Property Tenants open for business as of December 31, 2005

	Number of Expiring Leases (2)	Expiring GLA/NRA (3)	% of Total GLA/NRA Expiring	Expiring Annualized Base Rent (4)	% of Total Annualized Base Rent	Expiring Annualized Base Rent per Sq. Ft.	Expiring Ground Lease Revenue
2006	84	220,034	4.5%	$2,244,126	4.0%	$10.20	$0
2007	79	236,113	4.8%	$3,262,127	5.7%	$13.82	$0
2008	46	443,975	9.1%	$3,289,545	5.8%	$7.41	$0
2009	55	200,641	4.1%	$3,042,755	5.4%	$15.17	$0
2010	70	443,207	9.1%	$5,356,643	9.4%	$12.09	$0
2011	34	573,557	11.7%	$5,119,426	9.0%	$8.93	$0
2012	33	269,439	5.5%	$3,677,126	6.5%	$13.65	$85,000
2013	18	180,008	3.7%	$2,544,668	4.5%	$14.14	$0
2014	32	308,393	6.3%	$3,940,821	6.9%	$12.78	$427,900
2015	43	592,536	12.1%	$6,970,357	12.3%	$11.76	$251,500
Beyond	44	1,422,446	29.1%	$17,354,213	30.5%	$12.20	$1,456,480
Total	538	4,890,349	100.0%	$56,801,807	100.0%	$11.62	$2,220,880

(1)          Excludes tenants at development properties which are Build-to-Suits for sale.

(2)          Lease expiration table reflects rents in place as of December 31, 2005 and does not include option periods; 2006 expirations include month-to-month tenants. This column also excludes ground leases.

(3)          Expiring GLA excludes square footage for non-owned ground lease structures.

(4)          Annualized base rent represents the monthly contractual rent for December 2005 for each applicable tenant multiplied by 12. Excludes ground lease revenue.

LEASE EXPIRATIONS –RETAIL ANCHOR TENANTS(1)

This Table Includes The Following:

•                 Operating Retail Properties

•                 Development Property Tenants open for business as of December 31, 2005

	Number of Expiring Leases (2)	Expiring GLA (3)	% of Total GLA Expiring	Expiring Annualized Base Rent (4)	% of Total Annualized Base Rent	Expiring Annualized Base Rent per Sq. Ft.	Expiring Ground Lease Revenue
2006	3	66,964	1.4%	$170,982	0.3%	$2.55	$0
2007	6	91,926	1.9%	$744,076	1.3%	$8.09	$0
2008	3	342,049	7.0%	$1,414,227	2.5%	$4.13	$0
2009	3	69,389	1.4%	$669,318	1.2%	$9.65	$0
2010	11	284,459	5.8%	$2,586,106	4.6%	$9.09	$0
2011	7	407,087	8.3%	$2,080,426	3.7%	$5.11	$0
2012	5	135,399	2.8%	$1,137,158	2.0%	$8.40	$0
2013	1	11,960	0.2%	$161,460	0.3%	$13.50	$0
2014	5	91,602	1.9%	$983,243	1.7%	$10.73	$0
2015	13	462,074	9.5%	$4,313,053	7.6%	$9.33	$0
Beyond	30	1,312,063	26.8%	$14,932,047	26.2%	$11.38	$1,040,000
Total	87	3,274,972	67.0%	$29,192,096	51.4%	$8.91	$1,040,000

(1)          Retail anchor tenants are defined as tenants which occupy 10,000 square feet or more. Excludes tenants at development properties which are Build to Suits for sale.

(2)          Lease expiration table reflects rents in place as of December 31, 2005 and does not include option periods; 2006 expirations include month-to-month tenants. This column also excludes ground leases.

(3)          Expiring GLA excludes square footage for non-owned ground lease structures.

(4)          Annualized base rent represents the monthly contractual rent for December 2005 for each applicable property multiplied by 12. Excludes ground lease revenue.

LEASE EXPIRATIONS – RETAIL SHOPS

This Table Includes The Following:

•                 Operating Retail Properties

•                 Development Property Tenants open for business as of December 31, 2005

	Number of Expiring Leases (1)	Expiring GLA (2)	% of Total GLA Expiring	Expiring Annualized Base Rent (3)	% of Total Annualized Base Rent	Expiring Annualized Base Rent per Sq. Ft.	Expiring Ground Lease Revenue
2006	79	145,967	3.0%	$1,959,495	3.4%	$13.42	$0
2007	71	140,232	2.9%	$2,440,691	4.3%	$17.40	$0
2008	42	93,961	1.9%	$1,715,381	3.0%	$18.26	$0
2009	52	131,252	2.7%	$2,373,437	4.2%	$18.08	$0
2010	58	149,870	3.0%	$2,590,758	4.6%	$17.29	$0
2011	24	66,928	1.4%	$1,396,557	2.5%	$20.87	$0
2012	26	96,988	2.0%	$1,949,260	3.4%	$20.10	$85,000
2013	13	39,694	0.8%	$793,577	1.4%	$19.99	$0
2014	25	66,842	1.4%	$1,569,228	2.8%	$23.48	$427,900
2015	26	89,491	1.8%	$1,956,275	3.4%	$21.86	$251,500
Beyond	12	46,952	0.9%	$955,563	1.7%	$20.35	$416,480
Total	428	1,068,177	21.8%	$19,700,222	34.7%	$18.44	$1,180,880

(1)          Lease expiration table reflects rents in place as of December 31, 2005 and does not include option periods; 2005 expirations include month-to-month tenants. This column also excludes ground leases.

(2)          Expiring GLA excludes square footage for non-owned ground lease structures.

(3)          Annualized base rent represents the monthly contractual rent for December 2005 for each applicable property multiplied by 12. Excludes ground lease revenue.

LEASE EXPIRATIONS – COMMERCIAL TENANTS

	Number of Expiring Leases (1)	Expiring NRA	% of Total NRA Expiring	Expiring Annualized Base Rent (2)	% of Total Annualized Base Rent	Expiring Annualized Base Rent per Sq. Ft.
2006	2	7,103	0.2%	$113,648	0.2%	$16.00
2007	2	3,955	0.1%	$77,360	0.1%	$19.56
2008	1	7,965	0.2%	$159,938	0.3%	$20.08
2009	0	0	0.0%	$0	0.0%	$0.00
2010	1	8,878	0.2%	$179,780	0.3%	$20.25
2011	3	99,542	2.0%	$1,642,443	2.9%	$16.50
2012	2	37,052	0.8%	$590,708	1.1%	$15.94
2013	4	128,354	2.6%	$1,589,631	2.8%	$12.38
2014	2	149,949	3.0%	$1,388,350	2.4%	$9.26
2015	4	40,971	0.8%	$701,029	1.2%	$17.11
Beyond	2	63,431	1.3%	$1,466,602	2.6%	$23.12
Total	23	547,200	11.2%	$7,909,489	13.9%	$14.45

(1)          Lease expiration table reflects rents in place as of December 31, 2005 and does not include option periods; 2006 expirations include month-to-month tenants. This column also excludes ground leases.

(2)          Annualized base rent represents the monthly contractual rent for December 2005 for each applicable property multiplied by 12.

SUMMARY RETAIL PORTFOLIO STATISTICS

(INCLUDES JOINT VENTURE PROPERTIES)

Retail Portfolio	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04

Company Owned GLA (1) – Operating Retail	4,497,658	4,175,813	3,923,243	3,611,708	3,391,900
Total GLA (1) – Operating Retail	6,160,940	5,685,320	5,356,973	4,806,438	4,566,374
Projected Company Owned GLA Under Development (2)	690,161	628,100	946,700	854,300	560,300
Projected Total GLA Under Development	1,823,561	1,772,825	1,927,802	1,736,402	1,252,331

Number of Operating Retail Properties	40	37	36	33	30
Number of Retail Properties Under Development	14	13	12	10	9

Percentage Leased – Operating Retail	95.3%	95.6%	93.8%	93.8%	95.3%

Annualized Base Rent & Ground Lease Revenue – Retail Properties (3)	$50,059,285	$46,701,031	$41,304,284	$38,076,654	$35,187,179

(1)          “Company Owned GLA” represents gross leasable area that is owned by the Company. “Total GLA” includes Company Owned GLA, plus square footage attributable to non-owned outlot structures on land that is owned by the Company and ground leased to tenants, plus non-owned anchor space.

(2)          “Projected Company Owned GLA Under Development” represents gross leaseable area under development that is projected to be owned by the Company. “Projected Total GLA” includes Projected Company Owned GLA, plus projected square footage attributable to non-owned outlot structures on land that is owned by the Company and ground leased to tenants, plus non-owned anchor space that is existing or under construction.

(3)          Annualized base rent represents the monthly contractual rent for December 2005 for each applicable tenant multiplied by 12.

SUMMARY COMMERCIAL PORTFOLIO STATISTICS

(INCLUDES JOINT VENTURE PROPERTIES)

Commercial Portfolio	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04

Company Owned Net Rentable Area (NRA) (1)	562,652	662,652	662,652	662,652	662,652
NRA under Development	—	—	—	—	—

Number of Operating Commercial Properties	5	6	6	6	6
Number of Commercial Properties under Development	—	—	—	—	—

Percentage Leased – Operating Commercial Properties	97.3%	97.7%	97.7%	97.7%	97.7%
Percentage Leased – Commercial Properties under Development	—	—	—	—	—

Annualized Base Rent – Commercial Properties (2)	$7,909,489	$9,624,510	$9,624,510	$9,681,386	$9,681,386

(1)          “Company Owned NRA” does not include square footage of Union Station Parking Garage, a detached parking garage supporting the Thirty South property that includes 851 parking spaces. It is operated by Denison Parking, a third party, pursuant to a lease of the entire property.

(2)          “Annualized Base Rent” does not include approximately $500,000 in annualized income attributable to the Union Station Parking Garage.

DEVELOPMENT PIPELINE

AS OF DECEMBER 31, 2005

2005 Deliveries/ 2006 Stabilizations	MSA	Type of Property	Opening Date(1)	Projected Owned GLA(2)	Projected Total GLA(3)	Percent of Owned GLA Occupied	Percent of Owned GLA Pre-Leased/ Committed(5)	Total Estimated Project Cost(4)	Cost Incurred as of Dec. 31, 2005(4)	Major Tenants and Non-owned Anchors
Florida
Eagle Creek, Phase II (9)	Naples, FL	Retail	Q1 2005	0	165,000	N/A	100.0%	$9,080	$8,863	Big box retailer
Indiana
Traders Point II	Indianapolis, IN	Retail	Q2 2005	46,600	50,200	40.7%	46.0%	10,650	8,725	Anchored by Traders Point

Red Bank Commons	Evansville, IN	Retail	Q1 2005	34,500	246,500	69.0%	77.7%	6,400	5,711	Wal-Mart (non-owned; Home Depot (non– owned)

Geist Pavilion	Indianapolis, IN	Retail	Q1 2005	64,300	64,300	30.8%	84.0%	11,970	10,857	Party Tree
Total				145,400	526,000	43.0%	86.1%	$38,100	$34,156

2006-2007 Deliveries	MSA	Type of Property	Opening Date(1)	Projected Owned GLA(2)	Projected Total GLA(3)	Percent of Owned GLA Occupied	Percent of Owned GLA Pre-Leased/ Committed(5)	Total Estimated Project Cost(4)	Cost Incurred as of Dec. 31, 2005(4)	Major Tenants and Non-owned Anchors
Florida
Tarpon Springs Plaza	Naples, FL	Retail	Q1 2007	81,500	273,300	0.0%	59.9%	$21,500	$10,608	Target (non-owned)
Estero Town Commons (7),(8),(11)	Naples, FL	Retail	Q3 2006	25,600	183,600	0.0%	85.1%	20,000	11,582	Big box retailer
Indiana
Beacon Hill Shopping Center(8),(11)	Crown Point, IN	Retail	Q3 2006	56,000	161,000	0.0%	7.5%	17,000	10,284	Strack & VanTil’s (non-owned)
Zionsville Place	Indianapolis, IN	Retail	Q2 2006	37,400	42,400	0.0%	0.0%	8,000	3,313	Small shops, garden-style office
Stoney Creek Commons II	Indianapolis, IN	Retail	Q3 2006	49,330	214,530	0.0%	100.0%	6,000	1,040	HH Gregg, Office Depot
Bridgewater Marketplace I	Indianapolis, IN	Retail	Q3 2006	41,031	51,031	0.0%	20.5%	15,000	3,530	Walgreen’s (build-to-suit for sale)
Illinois
Naperville Marketplace (10)	Chicago, IL	Retail	Q3 2005	175,000	175,000	40.0%	68.7%	30,500	21,754	Marsh Supermarket, TJ Maxx
Oregon
Cornelius Gateway Build-to-Suit For Sale(8),(11)	Portland, OR	Retail	Q2 2006	21,300	36,100	0.0%	0.0%	5,400	3,926	Walgreen’s (non-owned)
Washington
Sandifur Plaza Build-to-Suit for Sale(7),(8),(11)	Tri-Cities, WA	Retail	Q4 2006	27,400	27,400	0.0%	54.0%	6,400	1,934	Walgreen’s
Gateway Shopping Center Phase I (6),(7),(8),(11)	Seattle, WA	Retail	Q1 2007	30,200	133,200	0.0%	100.0%	8,500	5,542	Kohl’s (non-owned)
Total				544,761	1,297,561	12.8%	61.8%	$138,300	$73,513
								$176,400	$107,669

(1)          Opening Date is defined as the first date a tenant is open for business or a ground lease or similar payment is made.

(2)          Projected Owned GLA represents gross leasable area that we project will be owned by us. It excludes square footage that we project will be attributable to non-owned outlot structures on land that is owned by us and that we expect to ground lease to tenants. It also excludes non-owned anchor space.

(3)          Projected Total GLA includes Projected Owned GLA, projected square footage attributable to non-owned outlot structures on land that is owned by us, and non-owned anchor space that is currently existing or under construction.

(4)          Dollars in thousands.

(5)          Includes outlots and parcels owned by the Company and ground leased to tenants. Includes leases under negotiation for approximately 101,091 square feet for which we have signed non-binding letters of intent plus two agreements to enter into ground leases with anchor tenants at our Eagle Creek, Phase II and Estero Town Commons properties.

(6)          A second phase is anticipated for Gateway Shopping Center and is projected to include 45,000 square feet of small shops, two outlots, and a 93,000 square foot non-owned anchor.

(7)          Opening Date and Total Estimated Cost based on preliminary siteplan.

(8)          Owned in a joint venture.

(9)          We have entered into an agreement to enter into a ground lease for the entire Eagle Creek, Phase II property with a big box retailer. The tenant is obligated to pay and is paying a portion of its rent until the ground lease is executed.

(10)    A 70,000 square foot Marsh is owned by a taxable REIT subsidiary, opened in August, 2005, and is being marketed for sale. The projected opening for the remainder of the center is Q3 2006.

(11)    We own the following development properties through joint ventures: Cornelius Gateway (80%); Sandifur Plaza (Walgreen's 80%; small shops 95%); Beacon Hill (preferred return, then 50%); Gateway Shopping Center (preferred return, then 50% until internal rate of return threshhold is reached and then 25%); and Estero Town Commons (preferred return, then 40%).

GEOGRAPHIC DIVERSIFICATION – OPERATING PORTFOLIO(1)

AS OF DECEMBER 31, 2005

	Number of Operating Properties	Owned GLA/NRA(2)	Percent of Owned GLA/NRA	Total Number of Leases	Annualized Base Rent(3)	Percent of Annualized Base Rent	Annualized Base Rent per Leased SF
Indiana	19	2,089,814	41.3%	211	$21,906,051	39.3%	$11.46
• Retail - Mall	1	579,189	11.5%	41	$2,321,935	4.2%	$4.94
• Retail	13	947,973	18.7%	147	$11,674,627	20.9%	$13.05
• Commercial	5	562,652	11.1%	23	$7,909,489	14.2%	$14.45
Texas	8	1,136,186	22.4%	96	$13,735,638	24.6%	$12.16
Florida	8	1,001,184	19.8%	118	$9,431,942	16.9%	$9.63
Illinois	2	231,770	4.6%	36	$3,105,362	5.6%	$14.12
New Jersey	1	114,928	2.3%	16	$1,742,524	3.1%	$16.06
Georgia	2	142,707	2.8%	28	$1,606,810	2.9%	$11.36
Washington	3	102,146	2.0%	26	$1,742,044	3.1%	$17.22
Ohio	1	231,730	4.6%	6	$2,209,767	4.0%	$9.54
Oregon	1	9,845	0.2%	7	$267,756	0.5%	$27.20
Total	45	5,060,310	100.0%	544	$55,747,894	100.0%	$11.53

(1)          Excludes tenants at development properties which are Build to Suits for sale.

(2)          Owned GLA/NRA represents gross leasable area or net leasable area owned by the Company. It does not include 24 parcels or outlots owned by the Company and ground leased to tenants, which contain 24 non-owned structures totaling approximately 159,319 square feet. It also excludes the square footage of Union Station Parking Garage.

(3)          Annualized Base Rent Revenue excludes $2,220,880 in annualized ground lease revenue attributable to parcels and outlots owned by the Company and ground leased to tenants. It also excludes approximately $500,000 in 2005 annualized minimum rent attributable to Union Station Parking Garage as well as the leases on properties classified as development properties.

OPERATING RETAIL PROPERTIES – TABLE I

AS OF DECEMBER 31, 2005

Property (1)	State	MSA	Year Built/Renovated	Year Added to Operating Portfolio	Acquired, Redeveloped, or Developed	Total GLA(2)	Owned GLA(2)	Percentage of Owned GLA Leased(3)
International Speedway Square	FL	Daytona	1999	1999	Developed	233,901	220,901	98.9%
King’s Lake Square	FL	Naples	1986	2003	Acquired	85,497	85,497	97.5%
Wal-Mart Plaza (4)	FL	Gainesville	1970	2004	Acquired	177,826	177,826	100.0%
Waterford Lakes	FL	Orlando	1997	2004	Acquired	77,948	77,948	100.0%
Shops at Eagle Creek	FL	Naples	1998	2003	Acquired	75,944	75,944	89.4%
Circuit City Plaza	FL	Ft. Lauderdale	2004	2004	Developed	435,884	45,884	97.0%
Indian River Square	FL	Vero Beach	1997/2004	2005	Acquired	379,246	144,246	100.0%
Bolton Plaza	FL	Jacksonville	1986	2005	Acquired	172,938	172,938	95.4%
Centre at Panola	GA	Atlanta	2001	2004	Acquired	73,079	73,079	100.0%
Publix at Acworth	GA	Atlanta	1996	2004	Acquired	69,628	69,628	98.3%
Silver Glen Crossing	IL	Chicago	2002	2004	Acquired	138,224	132,675	96.0%
Fox Lake Crossing	IL	Chicago	2002	2005	Acquired	99,095	99,095	93.3%
Glendale Mall	IN	Indianapolis	1958/2000	1999	Redeveloped	724,026	579,189	81.2%
Cool Creek Commons	IN	Indianapolis	2005	2005	Developed	133,207	120,678	92.8%
Boulevard Crossing	IN	Kokomo	2004	2004	Developed	214,696	112,696	96.0%
Traders Point	IN	Indianapolis	2005	2005	Developed	328,278	252,501	94.8%
Hamilton Crossing	IN	Indianapolis	1999	2004	Acquired	87,424	82,424	100.0%
Fishers Station (5)	IN	Indianapolis	1989	2004	Acquired	114,457	114,457	84.4%
Whitehall Pike	IN	Bloomington	1999	1999	Developed	128,997	128,997	100.0%
The Centre (6)	IN	Indianapolis	1986	1986	Developed	80,689	80,689	89.0%
The Corner Shops	IN	Indianapolis	1984/2003	1984	Developed	42,545	42,545	100.0%
Stoney Creek Commons I	IN	Indianapolis	2000	2000	Developed	143,397	0	*
Greyhound Commons	IN	Indianapolis	2005	2005	Developed	153,187	0	*
Weston Park Phase I	IN	Indianapolis	2005	2005	Developed	12,200	0	*
Martinsville Shops	IN	Martinsville	2005	2005	Developed	10,986	10,986	100.0%
50 South Morton	IN	Indianapolis	1999	1999	Developed	2,000	2,000	100.0%
Ridge Plaza	NJ	Oak Ridge	2002	2003	Acquired	114,928	114,928	94.4%
Eastgate Pavilion	OH	Cincinnati	1995	2004	Acquired	231,730	231,730	100.0%
Shops at Otty (7)	OR	Portland	2004	2004	Developed	154,845	9,845	100.0%
Plaza at Cedar Hill	TX	Dallas	2000	2004	Acquired	299,783	299,783	100.0%
Sunland Towne Centre	TX	El Paso	1996	2004	Acquired	312,539	307,563	99.5%
Galleria Plaza (8)	TX	Dallas	2002	2004	Acquired	44,306	44,306	100.0%
Cedar Hill Village	TX	Dallas	2002	2004	Acquired	139,092	44,262	94.2%
Preston Commons	TX	Dallas	2002	2002	Developed	142,564	27,564	90.0%
Burlington Coat (9)	TX	San Antonio	1992/2000	2000	Redeveloped	107,400	107,400	100.0%
Plaza Volente	TX	Austin	2004	2005	Acquired	160,308	156,308	100.0%
Market Street Village	TX	Hurst	1970/2004	2005	Acquired	156,000	149,000	100.0%
50th & 12th	WA	Seattle	2004	2004	Developed	14,500	14,500	100.0%
176th & Meridian	WA	Seattle	2004	2004	Developed	14,560	14,560	100.0%
Four Corner Square	WA	Seattle	1985	2004	Acquired	73,086	73,086	98.6%
					TOTAL	6,160,940	4,497,658	95.3%

(*)   Property consists of ground leases only, no Owned GLA. As of 12/31/05, the following were leased: Stoney Creek Commons I - 1 of 2 outlots leased; Greyhound Commons - 2 of 4 outlots leased; and Weston Park Phase I - 2 of 3 outlots leased.

(1)   All properties are wholly-owned, except as indicated. Unless otherwise noted, each property is owned in fee simple by us.

(2)   Owned GLA represents gross leasable area that is owned by us. Total GLA includes Owned GLA, square footage attributable to non-owned anchor space and non-owned structures on ground leases. 3 Percentage of Owned GLA Leased reflects Owned GLA/NRA leased as of 12/31/05 except for Stoney Creek Commons, Greyhound Commons, and Weston Park Phase I (see * )

(4)   We acquired a 99.9% interest in this property through a joint venture with a third party that manages the property. At the current time, we receive 85% of the cash flow from the property, which percentage may decrease under certain circumstances.

(5)   This property is divided into two parcels: a grocery store and small shops. We own a 25% interest in the small shops in a joint venture and a 100% interest in the grocery store. The joint venture partner is entitled to an annual preferred payment of $96,000. All remaining cash flow is distributed to us.

(6)   We own a 60% interest in this property through a joint venture with the third party that manages the property.

(7)   We do not own the land at this property. We have leased the land pursuant to two ground leases that expire in 2017. We have six five-year options to renew this lease.

(8)   We do not own the land at this property. We lease the land pursuant to a ground lease that expires in 2027. We have five five-year renewal options.

(9)   We do not own the land at this property. We have leased the land pursuant to a ground lease that expires in 2012. We have six five-year renewal options and a right of first refusal to purchase the land.

OPERATING RETAIL PROPERTIES – TABLE II

AS OF DECEMBER 31, 2005

Property	State	MSA	Annualized Base Rent Revenue	Annualized Ground Lease Revenue	Annualized Total Retail Revenue(1)	Percentage of Annualized Total Retail Revenue	Base Rent Per Leased Owned GLA(2)	Major Tenants and Non-Owned Anchors(3)
RETAIL OPERATING PROPERTIES
International Speedway Square (1)	FL	Daytona	$2,418,419	$232,900	$2,651,319	5.2%	$11.07	SteinMart, Bed Bath, Circuit City
King’s Lake Square	FL	Naples	$1,050,522	$0	$1,050,522	2.1%	$12.60	Publix, Walgreens
Wal-Mart Plaza (4)	FL	Gainesville	$924,517	$0	$924,517	1.9%	$5.20	Wal-Mart, Books A Million, Save A Lot
Waterford Lakes	FL	Orlando	$909,937	$0	$909,937	1.8%	$11.67	Winn-Dixie[5]
Shops at Eagle Creek	FL	Naples	$729,820	$0	$729,820	1.5%	$10.75	Winn-Dixie[5]
Circuit City Plaza	FL	Ft. Lauderdale	$880,727	$0	$880,727	1.8%	$19.78	Circuit City, Wal-Mart (non-owned, Lowe’s (non-owned)
Indian River Square	FL	Vero Beach	$1,418,445	$0	$1,418,445	2.8%	$9.83	Office Depot, Bealls, Ragshop, Lowe’s (non-owned, Target (non-owned)
Bolton Plaza	FL	Jacksonville	$1,099,554	$0	$1,099,554	2.2%	$6.66	Wal-Mart
Centre at Panola	GA	Atlanta	$830,416	$0	$830,416	1.7%	$11.36	Publix
Publix at Acworth	GA	Atlanta	$776,394	$0	$776,394	1.6%	$11.35	Publix, CVS
Silver Glen Crossing	IL	Chicago	$1,820,302	$85,000	$1,905,302	3.8%	$14.29	Dominick’s, MC Sports
Fox Lake Crossing	IL	Chicago	$1,285,060	$0	$1,285,060	2.6%	$13.89	Dominick’s
Glendale Mall (4)	IN	Indianapolis	$2,321,935	$140,000	$2,461,935	4.8%	$4.94	L.S. Ayres, Kerasotes Theatre, Lowe’s (non-owned)
Cool Creek Commons	IN	Indianapolis	$1,683,027	$155,500	$1,838,527	3.7%	$15.04	Fresh Market, Stein Mart
Boulevard Crossing	IN	Kokomo	$1,368,905	$0	$1,368,905	2.7%	$12.66	TJ Maxx, Petco, Shoe Carnival, Kohl’s (non-owned)
								Dick’s Sporting Goods, Bed Bath & Beyond, Michaels, Marsh
Traders Point	IN	Indianapolis	$3,310,170	$635,000	$3,945,171	7.8%	$13.83	Supermarkets, Books A Million, Old Navy
Hamilton Crossing	IN	Indianapolis	$1,393,351	$71,500	$1,464,852	2.9%	$16.90	Office Depot
Fishers Station	IN	Indianapolis	$1,176,847	$0	$1,176,847	2.4%	$12.19	Marsh Supermarket
Whitehall Pike	IN	Bloomington	$1,014,000	$0	$1,014,000	2.0%	$7.86	Lowe’s
The Centre (4)	IN	Indianapolis	$933,334	$0	$933,334	1.9%	$12.99	Osco
The Corner Shops	IN	Indianapolis	$515,372	$0	$515,372	1.0%	$12.11	Hancock Fabrics
Stoney Creek Commons	IN	Indianapolis	$0	$75,000	$75,000	0.2%		Lowe’s (non-owned)
Greyhound Commons	IN	Indianapolis	$0	$202,500	$202,500	0.4%		Lowe’s (non-owned)
Weston Park Phase I	IN	Indianapolis	$0	$190,000	$190,000	0.4%
Martinsville Shops	IN	Martinsville	$147,620	$0	$147,620	0.3%	$13.44
50 South Morton	IN	Indianapolis	$132,000	$0	$132,000	0.3%	$66.00
Ridge Plaza	NJ	Oak Ridge	$1,742,524	$0	$1,742,524	3.5%	$16.06	A&P, CVS
Eastgate Pavilion	OH	Cincinnati	$2,209,767	$0	$2,209,767	4.3%	$9.54	Dick’s Sporting Goods, Value City Furniture, Best Buy
Shops at Otty	OR	Portland	$267,756	$122,500	$390,256	0.8%	$27.20
Plaza at Cedar Hill	TX	Dallas	$3,560,600	$0	$3,560,600	7.1%	$11.88	Hobby Lobby, Linens ‘N Things, Marshall’s
Sunland Towne Centre	TX	El Paso	$2,989,202	$95,280	$3,084,482	6.1%	$9.77	Kmart, Circuit City, Roomstore
Galleria Plaza	TX	Dallas	$1,081,717	$0	$1,081,717	2.2%	$24.41	Shoe Pavilion
Cedar Hill Village	TX	Dallas	$673,085	$0	$673,085	1.3%	$16.14	24 Hour Fitness, JC Penney (non-owned)
Preston Commons	TX	Dallas	$587,352	$0	$587,352	1.2%	$23.68	Lowe’s (non-owned)
Burlington Coat Factory	TX	San Antonio	$483,300	$0	$483,300	1.0%	$4.50	Burlington Coat Factory
Plaza Volente	TX	Austin	$2,449,104	$100,000	$2,549,104	5.0%	$15.67	H-E-B Grocery
Market Street Village	TX	Hurst	$1,911,278	$115,700	$2,026,978	4.1%	$12.83	Ross, Office Depot, JoAnn’s, Circuit City, Hancock Fabrics
50th & 12th	WA	Seattle	$475,000	$0	$475,000	1.0%	$32.76	Walgreen’s
176th & Meridian	WA	Seattle	$433,000	$0	$433,000	0.9%	$29.74	Walgreen’s
Four Corner Square	WA	Seattle	$834,044	$0	$834,044	1.7%	$11.57	Johnson Hardware Store
		TOTAL	$47,838,405	$2,220,880	$50,059,285	100.0%	$11.16

(1)   Annualized Base Rent represents the contractual rent for December 2005 for each applicable property, multiplied by 12. This table does not include Annualized Base Rent from development property tenants open for business as of December 31, 2005.

(2)   Owned GLA represents gross leasable area that is owned by us. Total GLA includes Owned GLA, square footage attributable to non-owned anchor space and non-owned structures on ground leases.

(3)   Represents the three largest tenants that occupy at least 10,000 square feet of GLA at the property, including non-owned anchors.

(4)   A third party manages this property.

(5)   In February 2005, Winn-Dixie Stores, Inc. filed a petition for Chapter 11 bankruptcy to reorganize its business operations. As of September 30, 2005, Winn-Dixie has not announced plans to close the stores at either of the Company’s properties, nor has it rejected either lease.

OPERATING COMMERCIAL PROPERTIES

AS OF DECEMBER 31, 2005

Property	MSA	Year Built/ Renovated	Acquired, Redeveloped, or Developed	Owned NRA	Percentage of Owned NRA Leased	Annualized Base Rent[1]	Percentage of Annualized Commercial Base Rent	Base Rent Per Leased Sq. Ft.	Major Tenants
Indiana
Thirty South	Indianapolis	1905/2002	Redeveloped	298,346	94.8%	$4,936,200	62.4%	$17.45	Eli Lilly, City Securities, Kite Realty Group
PEN Products	Indianapolis	2003	Developed	85,875	100.0%	813,236	10.3%	9.47	Indiana Department of Administration
Spring Mill Medical(2)	Indianapolis	1998/2002	Redeveloped	63,431	100.0%	1,466,603	18.5%	23.12	University Medical Diagnostic Associates;
Indiana University Healthcare Associates
Union Station Parking Garage(3)	Indianapolis	1986	Acquired	N/A	N/A	N/A	N/A	N/A	Denison Parking
Indiana State Motor Pool	Indianapolis	2004	Developed	115,000	100.0%	693,450	8.8%	6.03	Indiana Dept. of Administration
Total				562,652	97.3%	$7,909,489	100.0%	$14.45

(1)   Annualized base rent represents the monthly contractual rent for December 2005 for each applicable property, multiplied by 12.

(2)   We own a 50% interest in this property through a joint venture with one of the tenants at this property.

(3)   2005 annualized base rent is approximately $500,000.

RETAIL OPERATING PORTFOLIO – TENANT BREAKDOWN(1)

AS OF DECEMBER 31, 2005

	Owned Gross Leasable Area				Occupancy			Annualized Base Rent(1)				Annualized Base Rent per Occupied Square Foot
Property	State	Anchors	Shops	Total	Anchors	Shops	Total	Anchors	Shops	Ground Leases	Total	Anchors	Shops	Total
ISS	FL	200,401	20,500	220,901	100.0%	88.2%	98.9%	$2,083,376	$335,043	$232,900	$2,651,319	$10.40	$18.54	$11.07
King’s Lake Square	FL	49,805	35,692	85,497	100.0%	94.0%	97.5%	$361,793	$688,729	$0	$1,050,522	$7.26	$20.52	$12.60
Wal-Mart Plaza	FL	138,323	39,503	177,826	100.0%	100.0%	100.0%	$538,544	$385,973	$0	$924,517	$3.89	$9.77	$5.20
Waterford Lakes	FL	51,703	26,245	77,948	100.0%	100.0%	100.0%	$408,452	$501,485	$0	$909,937	$7.90	$19.11	$11.67
Shops at Eagle Creek	FL	51,703	24,241	75,944	100.0%	66.7%	89.4%	$397,814	$332,006	$0	$729,820	$7.69	$20.53	$10.75
Circuit City Plaza	FL	33,014	12,870	45,884	100.0%	89.5%	97.1%	$594,252	$286,475	$0	$880,727	$18.00	$24.88	$19.78
Indian River Square	FL	116,342	27,904	144,246	100.0%	100.0%	100.0%	$942,078	$476,367	$0	$1,418,445	$8.10	$17.07	$9.83
Bolton Plaza	FL	131,488	41,450	172,938	100.0%	80.9%	95.4%	$621,444	$478,110	$0	$1,099,554	$4.73	$14.25	$6.66
Centre at Panola	GA	51,674	21,405	73,079	100.0%	100.0%	100.0%	$413,388	$417,028	$0	$830,416	$8.00	$19.48	$11.36
Publix at Acworth	GA	37,888	31,740	69,628	100.0%	96.2%	98.3%	$337,203	$439,191	$0	$776,394	$8.90	$14.38	$11.35
Silver Glen Crossing	IL	78,675	54,000	132,695	100.0%	90.2%	96.0%	$812,916	$1,007,386	$85,000	$1,905,302	$10.33	$20.69	$14.29
Fox Lake Crossing	IL	65,977	33,118	99,095	100.0%	80.1%	93.3%	$742,241	$542,819	$0	$1,285,060	$11.25	$20.47	$13.89
Glendale Mall	IN	437,702	141,487	579,189	91.2%	50.1%	81.2%	$1,358,251	$963,684	$140,000	$2,461,935	$3.40	$13.60	$4.94
Cool Creek Commons	IN	53,600	67,078	120,678	100.0%	87.0%	92.8%	$419,600	$1,263,427	$155,500	$1,838,527	$7.83	$21.66	$15.04
Boulevard Crossing	IN	74,440	38,256	112,696	100.0%	88.2%	96.0%	$827,460	$541,445	$0	$1,368,905	$11.12	$16.06	$12.66
Traders Point	IN	211,664	40,837	252,501	100.0%	67.8%	94.8%	$2,645,267	$664,904	$635,000	$3,945,171	$12.50	$24.03	$13.83
Hamilton Crossing	IN	30,722	51,702	82,424	100.0%	100.0%	100.0%	$345,623	$1,047,729	$71,500	$1,464,852	$11.25	$20.26	$16.90
Fishers Station	IN	57,000	57,457	114,457	100.0%	68.9%	84.4%	$575,000	$601,847	$0	$1,176,847	$10.09	$15.21	$12.19
Whitehall Pike	IN	128,997	0	128,997	100.0%		100.0%	$1,014,000	$0	$0	$1,014,000	$7.86		$7.86
The Centre	IN	18,720	61,969	80,689	100.0%	85.7%	89.0%	$170,352	$762,982	$0	$933,334	$9.10	$14.36	$12.99
The Corner Shops	IN	12,200	30,345	42,545	100.0%	100.0%	100.0%	$65,636	$449,736	$0	$515,372	$5.38	$14.82	$12.11
Stoney Creek Commons I	IN							$0	$0	$75,000	$75,000
Greyhound Commons	IN							$0	$0	$202,500	$202,500
Weston Park Phase I	IN							$0	$0	$190,000	$190,000
Martinsville Shops	IN	0	10,986	10,986		100.0%	100.0%	$0	$147,620	$0	$147,620		$13.44	$13.44
50 South Morton	IN	0	2,000	2,000		100.0%	100.0%	$0	$132,000	$0	$132,000		$66.00	$66.00
Ridge Plaza	NJ	69,612	45,316	114,928	100.0%	85.9%	94.4%	$986,556	$755,968	$0	$1,742,524	$14.17	$19.43	$16.06
Eastgate Pavilion	OH	231,730	0	231,730	100.0%		100.0%	$2,209,767	$0	$0	$2,209,767	$9.54		$9.54
Shops at Otty	OR	0	9,845	9,845		100.0%	100.0%	$0	$267,756	$122,500	$390,256		$27.20	$27.20
Plaza at Cedar Hill	TX	227,106	72,677	299,783	100.0%	100.0%	100.0%	$2,172,680	$1,387,920	$0	$3,560,600	$9.57	$19.10	$11.88
Sunland Towne Centre	TX	277,220	30,343	307,563	100.0%	95.1%	99.5%	$2,517,502	$471,700	$95,280	$3,084,482	$9.08	$16.35	$9.77
Galleria Plaza	TX	31,396	12,910	44,306	100.0%	100.0%	100.0%	$722,108	$359,609	$0	$1,081,717		$27.86	$24.41
Cedar Hill Village	TX	32,231	12,031	44,262	100.0%	78.8%	94.2%	$483,465	$189,620	$0	$673,085		$20.00	$16.14
Preston Commons	TX	0	27,564	27,564		90.0%	90.0%	$0	$587,352	$0	$587,352		$23.68	$23.68
Burlington Coat Factory	TX	107,400	0	107,400	100.0%		100.0%	$483,300	$0	$0	$483,300	$4.50		$4.50
Plaza Volente	TX	105,000	51,308	156,308	100.0%	100.0%	100.0%	$1,155,000	$1,294,104	$100,000	$2,549,104	$11.00	$25.22	$15.67
Market Street Village	TX	136,746	12,254	149,000	100.0%	100.0%	100.0%	$1,570,001	$341,277	$115,700	$2,026,978	$11.48	$27.85	$12.83
50th & 12th	WA	14,500	0	14,500	100.0%		100.0%	$475,000	$0	$0	$475,000	$32.76		$32.76
176th & Meridian	WA	14,560	0	14,560	100.0%		100.0%	$433,000	$0	$0	$433,000	$29.74		$29.74
Four Corner Square	WA	20,512	52,574	73,086	100.0%	98.1%	98.6%	$126,672	$707,372	$0	$834,044	$6.18	$13.72	$11.57
Total		3,300,051	1,197,607	4,497,658	98.8%	85.6%	95.3%	29,009,742	$18,828,664	$2,220,880	$50,059,285	$8.89	$18.38	$11.16

(1)   This table does not include annualized base rent from development property tenants open for business as of December 31, 2005.

2005 ACQUISITIONS OF OPERATING PROPERTIES

Name of Operating Property	MSA	Date Acquired	Acquisition Cost	Assumed/Related Debt	Total GLA	Owned GLA	Major Tenants and Non-Owned Anchors

Fox Lake Crossing(1)	Chicago, Illinois	02/07/05	$15,500,000	$12,300,000	99,095	99,095	Dominick’s

Indian River Square	Vero Beach, FL	5/16/05	16,500,000	none	379,246	144,246	Office Depot, Bealls Department Store, The Ragshop

Plaza Volente	Austin, TX	5/16/05	35,900,000	none	160,308	156,308	H-E-B Grocery

Bolton Plaza	Jacksonville, FL	11/01/05	14,000,000	none	172,938	172,938	Wal-Mart

Market Street Village(2)	Hurst, TX	11/17/05	29,000,000	none	156,000	149,000	Circuit City, Jo-Ann’s Fabrics, Office Depot, Ross Stores, Hancock Fabrics

			$110,900,000	$12,300,000	967,587	721,587

(1)   Excludes tax-increment financing (TIF) receivable of $1.5 million.

(2)   Acquisition cost excludes $1.65 million in escrow to be earned out after the development of an additional 7,000 square feet of GLA.